Exhibit 99.B(e)(12)

EXHIBIT E12

LETTER AGREEMENT

SSgA Core Edge Equity Fund

Distribution Agreement

August 30, 2007

Mr. Vincent Manzi, Chief Compliance Officer

State Street Global Markets, LLC

State Street Financial Center

One Lincoln Street

Boston, Massachusetts  02111-2900

Dear Mr. Manzi:

Pursuant to Paragraph 1 of the Distribution Agreement between the SSgA Funds and State Street Global Markets, LLC dated March 1, 2002, the SSgA Funds advise you that it is creating a new series to be named SSgA Core Edge Equity Fund (the “Fund”), and that the SSgA Funds desire State Street Global Markets, LLC to serve as Distributor with respect to the Fund pursuant to the terms and conditions of the Distribution Agreement.  The fee to be charged by Distributor to the Fund in return for its services will be as set forth in the Distribution Agreement. Schedule A to the Distribution Agreement is attached herewith.

Notwithstanding anything to the contrary in Paragraph 14, the initial term of the Distribution Agreement with respect to the Fund shall be until April 12, 2008.

Please acknowledge your acceptance of acting as Distributor to the Fund by executing two copies of this letter agreement in the space provided below and then returning one to Carla Anderson, Russell Investments—Legal Services, 909 A Street, Tacoma, WA 98402.  Please retain one original for your records.

Sincerely,

SSgA FUNDS

By:
Mark E. Swanson
Treasurer and Principal Financial Officer

ACKNOWLEDGED AND ACCEPTED

State Street Global Markets, LLC

By:
Vincent Manzi
Chief Compliance Officer

cc:	Scott Zoltowski, Esq., State Street Global Advisors
Carla L. Anderson, Assistant Secretary, SSgA Funds

SCHEDULE A

Distribution Agreement

August 30, 2007

SSgA Money Market Fund (2D01)

SSgA US Government Money Market Fund (2D02)

SSgA Tax Free Money Market Fund (2D17)

SSgA Prime Money Market Fund (2D16)

SSgA US Treasury Money Market Fund (2D12)

SSgA Yield Plus Fund (2D07)

SSgA Intermediate Fund (2D15)

SSgA Bond Market Fund (2D08)

SSgA High Yield Bond Fund (2D21)

SSgA Core Opportunities Fund (2D14)

SSgA S&P 500 Index Fund (2D05)

SSgA Disciplined Equity Fund (2D04)

SSgA Small Cap Fund (2D06)

SSgA Tuckerman Active REIT Fund (2D19)

SSgA Aggressive Equity Fund (2D23)

SSgA IAM SHARES Fund (2D24)

SSgA Large Cap Value Fund (2D27)

SSgA Concentrated Growth Opportunities Fund (2D28)

SSgA Emerging Markets Fund (2D09)

SSgA International Stock Selection Fund (2D18)

SSgA International Growth Opportunities Fund (2D20)

SSgA Life Solutions Growth Fund (2DLG)

SSgA Life Solutions Balanced Fund (2DLB)

SSgA Life Solutions Income and Growth Fund (2DLI)

SSgA Directional Core Equity Fund (2D29)

SSgA Enhanced Small Cap Fund (2D30)

SSgA Core Edge Equity Fund (2D31)